Exhibit 23.1

FAX (713) 651-0849
1100 LOUISIANA SUITE 3800 HOUSTON, TEXAS 77002-5218	TELEPHONE (713) 651-9191

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

        We hereby consent to the incorporation by reference and inclusion in the Registration Statement on Form S-3 (File No. 333-125677) and the Registration Statements on Form S-8 No. 333-22571, No. 333-93209, No. 333-61890, No. 333-106484 and No. 333-113619 of Edge Petroleum Corporation (the “Company”) of our summary report dated January 23, 2007, included as Exhibit 99.1 to the Current Report on Form 8-K of the Company filed on January 24, 2007 in respect of our reserve report relating to the oil and gas reserves and revenues of certain interests of the Company as of December 31, 2006, and we hereby consent to all references to such letter and/or to this firm in each such Registration Statement, and further consent to our being named as an expert in each such Registration Statement and in each Prospectus or Prospectus Supplement to which any such Registration Statement relates.

/s/ RYDER SCOTT COMPANY, L.P.
Ryder Scott Company, L.P.

Houston, Texas

January 23, 2007

1200, 530 — 8th AVENUE, S.W.            CALGARY, ALBERTA T2P 358            TEL (403) 262-2799   FAX (403) 262-2790

621 17TH STREET, SUITE 1550           DENVER, COLORADO 80293-1501       TEL (303) 623-9147   FAX (303) 623-4258